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                                                                      EXHIBIT 21

                            SEATTLE FILMWORKS, INC.

                             LIST OF SUBSIDIARIES
                          (as of September 25, 1999)


Seattle FilmWorks Manufacturing Company, a Washington corporation

OptiColor, Inc., a Washington corporation

FilmWorks Express, Inc., a Washington Corporation